Exhibit 10.2

RESTRICTIVE COVENANT and
confidentiality AGREEMENT

November 1, 2018

As a condition of my employment with LSI Industries Inc. (“LSI”), and in consideration of my employment with LSI and the inducement award of stock options by LSI to me, I, James A. Clark, agree to the following provisions of this Restrictive Covenant and Confidentiality Agreement concerning my employment with LSI (“the Agreement”):

1.     AT-WILL EMPLOYMENT

I understand and acknowledge that my employment with LSI is for no specified term and constitutes “At Will” employment. I also understand that any representation to the contrary is unauthorized and not valid unless in writing and signed by the chief human resources officer of LSI. Accordingly, I acknowledge that my employment relationship may be terminated at any time, with or without good cause or for any or no cause, or for any reason or no reason at my option or at the option of LSI, with or without notice. I further acknowledge that LSI may modify job titles, salaries, and benefits from time to time as it deems appropriate or necessary.

2.     CONFIDENTIALITY

A.     “Confidential Information” means any data, information or material (whether in written, oral, graphic, electronic or other form) with respect to LSI’s past, current or anticipated business that is not generally known by the public or in the industry, including confidential or proprietary business information and trade secrets, whether or not such information is marked or otherwise designated as confidential or restricted. Confidential Information does not include any information that: (a) is or becomes part of the public domain or is or becomes publicly available without breach of this agreement by me; (b) I lawfully acquire from a source not under any non-use or confidentiality obligation regarding such information; (c) is disclosed to any third party by or with the permission of LSI without confidentiality restrictions; or, (d) is independently developed by a person who has not received, directly or indirectly, any Confidential Information from any source. Confidential Information does include, but is not limited to:

(i)       Products and processes and their development and performance;

(ii)      Any scientific, engineering, or technical information used during the course of my employment at LSI;

(iii)     Computer software and firmware;

(iv)     Business and financial information, including names of and contact information for customers, prospective customers and suppliers;

(v)     Information relating to manufacturing, purchasing, sourcing, inventories, data processing, personnel, marketing, sales, pricing, costs and quotations; and

(vi)     Information regarding third parties or provided by third parties and known to LSI which LSI is obligated by statute, regulation, license or other agreement not to disclose or to only use for limited purposes.

B.     Nonuse and Nondisclosure. I agree that during and after my employment with LSI, I will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and I will not (i) use the Confidential Information for any purpose whatsoever other than for the benefit of LSI in the course of my employment, or (ii) disclose Confidential Information to any third party without the prior written authorization of my supervisor and in compliance with LSI policy regarding the transmittal of Confidential Information. Upon termination of my assignment, my employment, or as requested by my supervisor, I will promptly return all materials containing Confidential Information and copies thereof to LSI. If compelled to produce Confidential Information by applicable law, I shall provide prior written notice of at least seven business days to my supervisor. I agree that I obtain no license, copyright, title or any other ownership rights to any Confidential Information, and that as between LSI and me, LSI retains all Confidential Information as its sole property. I understand that my unauthorized use or disclosure of Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by LSI. I understand that my obligations under this section survive the termination of my employment.

C.     Notice of Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing. Notwithstanding anything herein to the contrary, pursuant to the Federal Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. Nothing herein is intended, or should be construed, to affect the immunities created by the Defend Trade Secrets Act of 2016.

D.     Former Employer. I agree that I will not, during my employment with LSI, improperly use or disclose any proprietary information of any former or concurrent employer or other person or entity, and that I will not bring onto the premises of LSI any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. I also represent and warrant that I am not subject to any agreements with any third person or entity that would limit or affect my ability to work for and on behalf of LSI; provided, however, that if I am subject to such an agreement, then I will strictly abide by such agreement.

3.     NON-COMPETITION AND NON-SOLICITATION

In consideration for LSI’s agreement to employ and compensate me, and/or continue to employ and compensate me, and LSI’s granting of access to me to Confidential Information, and for other good and valuable consideration, the sufficiency of which I acknowledge, I agree as follows:

A.     By virtue of my employment with LSI, I acquired Confidential Information, as defined by this Agreement, and but for my association with LSI, I would not have had access to the Confidential Information. The Confidential Information allows for LSI to have a competitive advantage. I acknowledge that if I disclose or use the Confidential Information, I will cause irreparable harm to LSI.

B.     For purposes of this Agreement, the “Non-Compete and Non-Solicit Period” means a period of 12 months following the termination of my employment with LSI.

C.     For purposes of this Agreement, “Competitor” means any person or entity with which LSI competes in the lighting and lighting controls industries (including but not limited to Acuity Brands, Eaton / Cooper Lighting, Hubbell Lighting, Philips Lighting, Cree, General Electric, H.E. Williams, Legrand, Leviton and Lutron) or graphics or digital signage industries (including but not limited to Federal Heath, YESCO, Blair, Everbrite, ICON, Vomeal, Miller Zell, Persona, Sign Resource, Stratacache, AVI, Whitlock, Diversified, Tech Innovations, CCS, HB Comm, Sicom and Four Winds) and each of their affiliates, subsidiaries and related businesses operating in such industries.

D.     For purposes of this Agreement, “Customer” means any person or entity with which LSI has an ongoing business relationship or a prospective business relationship for the 12 months prior to the date of this Agreement, including vendors, representatives or suppliers.

E.     For purposes of this Agreement, “Competitive Activity” means directly or indirectly, individually or in combination with others, engaging in any one or more of the following acts:

(i)       accepting employment with a Competitor;

(ii)      calling on, contacting, communicating with, or soliciting any Customer for the purpose of inducing them to divert their business to another entity or business;

(iii)     interfering with any contract or other agreement that LSI may now or hereafter have, including, that would or could in any way be injurious or detrimental to LSI’s image, business relationships or its business; or

(iv)     encouraging or soliciting any of LSI’s employees or agents to terminate or modify their relationships with LSI or hiring or engaging such persons for any purpose whatsoever. I acknowledge that this covenant is necessary to enable LSI to maintain a stable workforce.

F.     I agree to refrain from directly or indirectly engaging in any Competitive Activity, including assisting another to engage in any Competitive Activity, at all times during my employment with LSI and during the Non-Compete and Non-Solicit Period.

G.     Recognizing that irreparable injury will result to LSI, its business and property if I were to breach any of the foregoing covenants or my obligations as set forth in this Agreement, I agree that in the event of any such breach or threatened breach, LSI is entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation or continued violation of this Agreement by me. In the event any provision, restriction or part of this section of the Agreement shall be invalidated, the remainder thereof shall nevertheless continue to be valid and fully enforceable.

H.     I understand and agree that this agreement is in addition to and does not limit my obligations under any LSI policy, or any statute, regulation or common law, regarding the matters covered above. I understand that a breach or violation of this agreement could subject me to disciplinary action, including termination or legal action, or both. I further understand that nothing in this agreement prevents me from giving truthful testimony or otherwise complying with applicable legal requirements.

I.     In the event any provision, restriction or part of this section of the Agreement shall be invalidated, the remainder thereof shall nevertheless continue to be valid and fully enforceable, and in the event any claims of any invalidity or unenforceability shall be predicated upon the temporal and/or geographic area covered thereby, it is expressly agreed that such provision shall thereby be deemed modified to the maximum geographic area and the maximum temporal duration.

4.     INTELLECTUAL PROPERTY

I acknowledge and agree that all plans, designs, processes, research and development, original works of authorship, product know-how and show-how, methodologies, techniques, inventions, discoveries, improvements, modifications, derivative works, computer programs, computer hardware and software, including source code and object code, algorithms and any other intellectual property, whether or not subject to patent or copyright protection, relating to the LSI’s business are the sole and exclusive property of LSI (“LSI Intellectual Property”). I shall promptly disclose all LSI Intellectual Property that I make, create, author, originate, conceive, develop or reduce to practice, either alone or jointly with others, at any time during my employment with LSI, which are within or in any way related to the existing or contemplated scope of LSI’s business (all of which LSI Intellectual Property shall be deemed made during the employment relationship if made or conceived within twelve (12) months following termination of my employment). I shall assign, without additional consideration, and hereby irrevocably assign to LSI any and all rights, title and interest that I may have or acquire in LSI Intellectual Property and all patents, copyrights, trademarks and other rights associated therewith.

I shall cooperate with and assist LSI, as is reasonably required, to protect its interests in LSI Intellectual Property, including but not limited to executing and filing any document requested by the LSI if it deems necessary to apply for any patent, copyright, trademark or other proprietary right in any and all countries, or to convey any rights, title or interest therein to any of its nominees, successors or assigns. Notwithstanding anything herein to the contrary, nothing is intended to assign any of my rights titles or interests in or to any patents, copyrights or trademarks, or applications therefor that was developed entirely outside of the employment relationship with LSI, unless the patents, copyrights or trademarks, or applications therefor, or any other intellectual property: (i) relates to the business of LSI or to LSI’s actual or demonstrably anticipated research and development; or (ii) results from any work performed by me for LSI.

5.     RETURN OF LSI MATERIALS

Upon separation from employment with LSI, on LSI’s earlier request during my employment, or at any time subsequent to my employment upon demand from LSI, I will immediately deliver to LSI, and will not keep in my possession, recreate, or deliver to anyone else, any and all LSI property, including, but not limited to, Confidential Information, all devices and equipment belonging to LSI (including computers, handheld electronic devices, telephone equipment, and other electronic devices), all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, LSI credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items. I also consent to an exit interview to confirm my compliance with the terms of this Agreement.

6.     NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of LSI, I hereby grant consent to notification by LSI to my new employer about my rights and obligations under this Agreement. I also agree to disclose the existence and terms of this Agreement to any subsequent potential employer or principal who competes in any way with LSI for business, customers and/or employees no later than fourteen (14) days prior to the commencement of employment with that employer.

7.     MISCELLANEOUS

A.     Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Ohio without regard to Ohio conflicts of law rules that may result in the application of the laws of any jurisdiction other than Ohio. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Hamilton County, Ohio for any lawsuit filed against me by LSI.

B.     Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of LSI, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as may be expressly otherwise stated. Notwithstanding anything to the contrary herein, LSI may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of LSI’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, conversion, sale of assets, sale of membership interests, stock or other equity interests, or otherwise.

C.    Entire Agreement. This Agreement sets forth the entire agreement and understanding between LSI and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s). I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.

D.     Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.    Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to affect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F.     Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by a manager or officer of LSI and me. Waiver by LSI of a particular breach of any provision of this Agreement will not operate as a waiver of any other provision or subsequent breach.

G.    Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with LSI.

/s/ James A. Clark
Signature

James A. Clark

November 1, 2018

LSI INDUSTRIES INC.

/s/ Howard E. Japlon
Signature

Howard E. Japlon
EVP, Human Resources & General Counsel

November 1, 2018